EXHIBIT 99.3

ARTICLE III, SECTION 2 OF THE BYLAWS OF

W.W. GRAINGER, INC., AS AMENDED

NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be not less than nine nor more than fourteen. The number of directors may be fixed or changed from time to time, within the minimum and maximum, by the directors or the shareholders without amending these by-laws. Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the corporation.